INDEPENDENT AUDITORS' CONSENT

Board of Directors
Community First Bancorporation

     We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Community First Bancorporation in connection with the Community First Bancorporation 1989 Incentive Stock Option Plan of our Report dated January 9, 1998, included in Community First Bancorporation's Annual Report on Form 10-KSB for the year ended December 31, 1997.

                                             s/Donald G. Jones and Company, P.A.
                                             Donald G. Jones and Company, P.A

Columbia, South Carolina
October 20, 1998

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